UNITED STATES
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Phillips 66
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Annual Meeting Shareholder Engagement May 2021 San Francisco Refinery RODEO, CA

We Value Your Support THE BOARD ASKS THAT YOU VOTE FOR ALL MANAGEMENT PROPOSALS AND AGAINST THE SHAREHOLDER PROPOSALS AT THE 2021 ANNUAL MEETING / MORE DETAILED INFORMATION CAN BE FOUND IN THE PROXY STATEMENT 2 FOR The Election of Two Independent Director Nominees FOR Declassification of The Board of Directors FOR Ratification of The Appointment of Ernst & Young FOR Advisory Approval of Executive Compensation AGAINST Shareholder Proposal Regarding GHG Emissions Targets • We are working toward setting attainable targets for GHG reduction that are tied to identified projects • Our commitment to advancing a lower-carbon future is reflected in changes to our compensation programs • We are making investments that advance a lower-carbon future and are focusing on technologies that support energy transition • Implementing the proposal would not be additive to the work already underway AGAINST Shareholder Proposal Regarding Report on Climate Lobbying • Phillips 66’s governance policies provide for effective oversight of its political activities • Phillips 66 already provides comprehensive political and lobbying disclosure • Phillips 66 participation in the political process is in the best interest of shareholders  

Operating Excellence • Industry-leading personal and process safety metrics • 34% improved Agency Reportable Environmental Events Growth • Established Emerging Energy organization dedicated to lower-carbon technologies • Announced plans for Rodeo Renewed – projected production of 50,000 BPD of renewable diesel Returns • $2.1B operating cash flow • Expanded retail presence and upgraded 1,257 sites globally Distributions • Reduced costs by over $500M and preserved liquidity • $2.0B returned to shareholders through dividends ($1.6B) and share repurchases ($0.4B) High-Performing Organization • Strengthened Inclusion & Diversity efforts • Over 52,000 volunteer hours and $32M in financial support to communities Strong Performance Through COVID-19 Pandemic 3  No Company-wide reductions in workforce, furloughs, or salary or benefit reductions  Provide personal protective equipment  Rigorous health and wellness check-list for onsite employees  In-house medical services provide guidance and lead contact tracing protocols  Contributed $6 million to COVID-19 and natural disaster relief efforts across the U.S. and U.K.  Delivered 18,000 pieces of personal protective equipment to front-line workers  Exceeded $500 million in cost reductions and cut capital spending by more than $700 million  Suspended share repurchases in March 2020  Added debt with repayment flexibility, positioning us to navigate uncertain environment  Operated safely and reliably, providing critical energy products to our customers Our People Our Business Operations Our Communities

PSP** 4 15% 9% 17% 17% 42% Compensation Mix Puts Significant Pay at Risk Performance-Based Compensation: 74% Compensation At-Risk: 91% • Program has successfully aligned pay with shareholder value creation over time driven by superior individual performance • Use of multiple metrics ensures a well-rounded set of targets that accurately reflect the complexity of our business, differentiate payouts based on performance relative to rigorous targets and peers, and avoid narrowly focusing leadership on a single priority • Annual incentive program balances financial and operational performance metrics, in addition to value-creating ESG considerations such as talent management culture, worker safety, and environmental performance • Long-term plan balances absolute and relative metrics to support achievement of corporate strategy and drive outperformance relative to peers Target Mix Key VCIP*Base RSU** Stock Options** 2020 CEO TARGET PAY MIX COMPENSATION PHILOSOPHY AND CONSIDERATIONS COMPENSATION EFFECTIVELY BALANCES ACHIEVEMENT OF MULTIPLE ANNUAL AND LONG-TERM GOALS THAT PROMOTE SHAREHOLDER VALUE CREATION AND REWARD SUCCESSFUL EXECUTION OF STRATEGY * Annual Program: VCIP or Variable Cash Incentive Program ** Long-Term Program: PSP or Performance Share Program, RSU or Restricted Stock Units, and Stock Options

Rewarding Sustainable Value Creation HRCC* ESTABLISHES TARGETS AND GOALS THAT ARE RIGOROUS AND DEMAND STRONG PERFORMANCE ALIGNED WITH CORPORATE STRATEGY AND RELATIVE TO PEERS / PROGRAM DESIGN IN PLACE FOR LAST 5 PERFORMANCE PERIODS 5 • Targets set at levels representing after-tax ROCE greater than 1.5 percentage points above the Company’s Weighted Average Cost of Capital which can fluctuate (7.7% for 2019 / 7.3% for 2020) • Metric did not pay out for 2020, demonstrating the rigor of financial goals VCIP (Annual Program) PSP (50% of LTI Program) Adjusted EBITDA: Measure of Sustaining Capital and Growth Strategy Operating Excellence: Measure of Safety and Environmental Performance • Targets across key personal and process safety set as relative performance measures based on top performing peers in our segments with similar working hours • 2020 performance for these metrics were either best or tied for best in our history, better than 2019 performance, and at the top of our peer group for key safety metrics Controllable Costs: Measure of Effective Management of Costs • Movement in targets reflect asset growth, operating and environmental factors as a function of the Company’s budget Absolute ROCE • Target achievement rewards delivering results greater than 1.5 percentage point above the Company’s Weighted Average Cost of Capital Relative TSR • Relative performance metric ensures focus on TSR and rewards differentiated performance benchmarked against peers High-Performing Organization: Critical to Our Culture and People • Measures specific achievements relative to culture, capability, and performance including the Company’s response to COVID-19 for our employees and communities 40% 35% 15% 10% 25% Relative ROCE • Incorporation of relative ROCE encourages outperformance compared to peers 25% 50% * HRCC refers to the Human Resources and Compensation Committee

6 • Despite significant achievements on the individual performance criteria, the HRCC exercised discretion to zero out individual performance modifier in CEO’s annual bonus in recognition of challenging economic environment and negative TSR performance • Approved a 5% reduction to the 2021 total target compensation for Chairman and CEO to better align with our compensation peer group and the changing market conditions • Enhanced 2021 VCIP design to increase weighting of Environment metric and include two new metrics in support of the energy transition – Low-Carbon Priorities and Greenhouse Gas Priorities 2020 Compensation Decisions KEY HRCC ACTIONS IN 2020 HRCC REVIEWED PROGRAM DESIGN AND MONITORED PERFORMANCE THROUGHOUT THE PANDEMIC TO ENSURE THAT PROGRAM ACHIEVED INTENDED OUTCOME AND ALIGNED WITH GO-FORWARD PRIORITIES ✔ No one-time special awards ✔ No changes or modifications to VCIP (Annual Program) targets or metrics ✔ No changes or modifications to Long-Term Incentive Compensation Program terms, conditions, targets or metrics Compensation program design and targets effectively incentivized resiliency and top performance during the COVID-19 pandemic The payouts for our 2020 VCIP and 2018 – 2020 long-term performance share program were based on the Company’s performance relative to the originally approved metrics with no adjustments

CEO Pay Aligned to Performance OUR PROGRAMS HAVE SUCCESSFULLY LINKED COMPENSATION WITH OUTCOMES FOR SHAREHOLDERS OVER TIME 7 `1Adjusted Summary Compensation Table Pay reflects compensation disclosed in Summary Compensation Table, adjusted to exclude Changes in Pension Value and Nonqualified Deferred Compensation Earnings; TSR assumes $100 invested on May 1, 2012. $14.1 M $15.8 M $15.5 M $17.4 M $17.2 M $17.4 M $19.3 M $22.0 M $18.1 M $164 $243 $232 $271 $296 $357 $314 $420 $278 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $0 $5 $10 $15 $20 $25 $30 $35 $40 2012 2013 2014 2015 2016 2017 2018 2019 2020 Adjusted SCT TSR Adjusted Summary Compensation Table Pay vs. Total Shareholder Return1 • When evaluating the compensation program each year, the HRCC reviews outstanding awards and the value earned under the long-term incentive program in prior periods to confirm that the payouts are aligned with performance and intended incentives • CEO compensation, as reported in the Summary Compensation Table, has aligned with long-term value growth for shareholders • CEO pay remains aligned with shareholder outcomes and 2020 pay declined below 2018 levels • Despite recent industry and market-wide challenges related to uncertainty and volatility caused by the COVID-19 pandemic, performance has recovered well, leading to a TSR of +227% through Q1 2021

Transition to Lower-Carbon Future WE ARE MAKING SIGNIFICANT PROGRESS ON IMPLEMENTING SUSTAINABILITY PRACTICES TODAY AND SEEKING SOLUTIONS FOR TOMORROW’S ENERGY NEEDS 8 For more information, please refer to our 2020 Sustainability Report: https://phillips66.widen.net/s/kltplqhksf/20-0019-sustainability-report.print. WORKING TOWARD SETTING ATTAINABLE TARGETS FOR GHG REDUCTION MAKING INVESTMENTS THAT ADVANCE A LOWER CARBON FUTURE • Commitment to providing affordable, abundant, reliable energy while addressing the global climate challenge • In January, announced that we are working towards setting GHG reduction targets tied to identified projects • We manage GHG emissions and use of energy on a facility-by- facility basis, allowing for flexibility and efficiency in determining how to best reduce environmental impact • We are currently measuring, reporting and developing technology to improve energy efficiency to lower GHG emissions • Announced new organization within Phillips 66 – Emerging Energy – dedicated to implementing energy technology to establish a lower-carbon, sustainable business platform • Focused on low-carbon initiatives across operations and products including: Robust governance of environmental risks and opportunities, and best-in-class disclosures:  Reporting aligned with SASB and TCFD frameworks  NEW FOR 2021 - Low-Carbon and GHG metrics integrated in annual compensation program  Board-level Public Policy and Sustainability Committee oversees environmental protection and sustainability programs • Converting San Francisco Refinery to one of the world’s largest renewable fuels facilities • Developing energy improvement projects and evaluating construction of cogeneration units to achieve ENERGY STAR certification at all refineries * Includes $1.5B investment in DCP Midstream in 2015 *

9 Inclusion and Diversity is a Top Priority • We are taking a leader-led approach to make sustainable change in inclusion and diversity, embedding it into business processes and performance evaluations, much like we do for safety • In response to interest from employees and shareholders, in 2021 we published our first Human Capital Management Report, which includes disclosure of workforce diversity, including EEO-1 data • The Report also provides a comprehensive look at our approach to building a high-performing organization, with workforce metrics, details on the employee experience, and insight on the culture that make Phillips 66 a premier workplace for our 14,300 employees COMMITMENT STARTS WITH OUR BOARD OUR DIVERSE WORKFORCE, POWERED BY AN ENVIRONMENT OF INCLUSION, EXPANDS OUR ABILITY TO COLLABORATE, INNOVATE AND DRIVE A HIGH-PERFORMING ORGANIZATION • The HCC oversees human capital, talent management, and inclusion and diversity initiatives • The Board is committed to ensuring that candidate pools for director searches include diverse candidates • Two most recent director additions, Julie Bushman and Lisa Davis, enhance diversity and add to the breadth of experience and perspectives on our Board • Our Board in 2020: 91% Independent 45% Gender Diversity 5 years Average Tenure 66 years Average Age AND IS VALUED BY OUR EMPLOYEES For more information, please refer to our 2020 Human Capital Management Report: https://www.phillips66.com/our-people. Board of Director information is as of December 31, 2020